Exhibit 10.1

Certain information contained in this Exhibit has been excluded because it is both (1) not material and (2) of the type that the company treats as private or confidential. The redaction of such information is indicated by “***”.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION OR APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY OF ANY JURISDICTION, NOR HAS THE SEC OR ANY SUCH STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY PASSED UPON THE MERITS OF THIS OFFERING, NOR IS IT INTENDED THAT THEY WILL. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY CANNOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO “U.S. PERSONS” (AS SUCH TERM IS DEFINED IN REGULATION S, PROMULGATED UNDER THE SECURITIES ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.

SHARE EXCHANGE AGREEMENT

This Definitive Share Exchange Agreement (this “Agreement”), dated as of January 7, 2024, is among FunVerse Holding Limited (“FunVerse”), a company incorporated under the laws of the British Virgin Islands, the shareholders of FunVerse listed on Exhibit A attached hereto (collectively, the “Shareholders”), and Mega Matrix Corp., a Delaware corporation (“MPU”). Collectively, the Shareholders, FunVerse, and MPU are the “Parties.”

RECITALS

WHEREAS, the Shareholders currently hold 85,625,000 ordinary shares of FunVerse, $0.0001 par value per share, which represents all of the issued and outstanding shares of FunVerse, and wish to exchange 51,375,000 of their FunVerse shares for 1,500,000 shares of common stock of MPU, par value $0.001 (“Common Stock”), as per Exhibit A at Closing (as defined below) (the “Share Exchange”);

WHEREAS, following the Closing, MPU will own approximately sixty percent (60%) of the equity of FunVerse; and

WHEREAS, it is intended that, for federal income tax purposes, the Share Exchange shall be tax-free pursuant to Sections 351(a) and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Definitions. The following terms shall, when used in this Agreement, have the following meanings:

“Affiliate” means, with respect to any Person: (i) any Person directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities of such other Person (other than passive or institutional investors); (ii) any Person, ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; and (iv) any officer, director or partner of such other Person. “Control” for the foregoing purposes shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise. Notwithstanding the foregoing, with respect to Zoo Capital, “Affiliate” means (A) Zoo Capital Holdings LLC (“Zoo Holdings”); (B) any entity that is directly or indirectly controlled by Zoo Holdings; (C) any entity that more than a majority of its voting securities is directly or indirectly owned by Zoo Holdings, and (D) notwithstanding anything herein to the contrary, that portfolio companies of any investment funds directly and indirectly controlled by Zoo Holdings shall not be deemed as an Affiliate of Zoo Capital.

“Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in New York, New York, United States, Hong Kong, Special Administrative Region of the People’s Republic of China, and the British Virgin Islands are required or authorized to be closed.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral Documents” means the Exhibits and any other documents, instruments and certificates to be executed and delivered by the Parties hereunder or there under.

“Commission” means the Securities and Exchange Commission or any Regulatory Authority that succeeds to its functions.

“Common Stock” means the common stock, par value $0.001, of MPU.

“Consent” means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions, in a specified manner and/or to achieve a specific result.

“Encumbrance” means any material mortgage, pledge, lien, encumbrance, charge, security interest, security agreement, conditional sale or other title retention agreement, limitation, option, assessment, restrictive agreement, restriction, adverse interest, restriction on transfer or exception to or material defect in title or other ownership interest (including restrictive covenants, leases and licenses).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations there under.

“Exchange Shares” means 1,500,000 shares of Common Stock (the “MPU Shares”) exchanged for 51,375,000 ordinary shares of FunVerse held by the Shareholders, which represents approximately 60% of the issued and outstanding ordinary shares of FunVerse (the “FunVerse Shares”), subject to adjustment in the event of a stock split, reverse stock split, or similar corporate action affecting the number of outstanding shares prior to the Closing.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

“Key Employees” means the following executives: Zhenjun CAO and Jian TANG.

“Key Holder” means Amto Holding Limited.

“Law” means any provision of any law, statute, ordinance, code, constitution, charter, treaty, rule or regulation of any Governmental Authority applicable to a party.

“Legal Requirement” means any statute, ordinance, law, rule, regulation, code, injunction, judgment, order, decree, ruling, or other requirement enacted, adopted or applied by any Regulatory Authority, including judicial decisions applying common law or interpreting any other Legal Requirement.

“Liability” means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“Losses” means all damages, awards, judgments, assessments, fines, sanctions, penalties, charges, costs, expenses, payments, diminutions in value and other losses, however suffered or characterized, all interest thereon, all costs and expenses of investigating any claim, lawsuit or arbitration and any appeal there from, all actual attorneys’, accountants’ investment bankers’ and expert witness’ fees incurred in connection therewith, whether or not such claim, lawsuit or arbitration is ultimately defeated and all amounts paid incident to any compromise or settlement of any such claim, lawsuit or arbitration.

“Material Adverse Effect” means a material adverse effect on (i) the assets, Liabilities, properties or business of the applicable party, (ii) the validity, binding effect or enforceability of this Agreement or the Collateral Documents or (iii) the ability of any Party to perform its obligations under this Agreement and the Collateral Documents; provided, however, that none of the following shall constitute a Material Adverse Effect on MPU: (i) the filing, initiation and subsequent prosecution, by or on behalf of a Shareholder of any Party, of litigation that challenges or otherwise seeks damages with respect to the Share Exchange, this Agreement and/or transactions contemplated thereby or hereby, (ii) occurrences due to a disruption of a Party’s business as a result of the announcement of the execution of this Agreement or changes caused by the taking of action required by this Agreement, (iii) general economic conditions, or (iv) any changes generally affecting the industries in which a Party operates.

“MPU Business” means the business conducted by MPU.

“Non-Competition Agreement” means the form of Non-Competition Agreement in substantially the form attached hereto as Exhibit B.

“Order” shall mean an order, ruling, decision, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority or arbitrator.

“Permit” means any license, permit, consent, approval, registration, authorization, qualification or similar right granted by a Regulatory Authority.

“Permitted Liens” means (i) liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings; (ii) rights reserved to any Regulatory Authority to regulate the affected property; (iii) statutory liens of banks and rights of set off; (iv) as to leased assets, interests of the lessors and sub-lessors thereof and liens affecting the interests of the lessors and sub-lessors thereof; (v) inchoate material men’s, mechanics’, workmen’s, repairmen’s or other like liens arising in the ordinary course of business; (vi) liens incurred or deposits made in the ordinary course in connection with workers’ compensation and other types of social security; (vii) licenses of trademarks or other intellectual property rights granted by FunVerse, in the ordinary course and not interfering in any material respect with the ordinary course of the business of FunVerse; and (viii) as to real property, any encumbrance, adverse interest, constructive or other trust, claim, attachment, exception to or defect in title or other ownership interest (including, but not limited to, reservations, rights of entry, rights of first refusal, possibilities of reversion, encroachments, easement, rights of way, restrictive covenants, leases, and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, under any contract or otherwise, that do not, individually or in the aggregate, materially and adversely affect or impair the value or use thereof as it is currently being used in the ordinary course.

“Person” means any natural person, corporation, partnership, trust, unincorporated organization, association, Limited Liability Company, Regulatory Authority or other entity.

“Regulatory Authority” means: (i) the United States of America; (ii) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like); (iii) Singapore and any other foreign (as to the United States of America) sovereign entity and any political subdivision thereof; or (iv) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

“Representative” means any director, officer, employee, agent, consultant, advisor or other representative of a Person, including legal counsel, accountants and financial advisors.

“SEC Documents” means MPU’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (“Annual Report”), MPU’s Quarterly Report on Form 10-Q for the periods ended March 31, 2023, June 30, 2023, and September 30, 2023, MPU’s Current Report filed since the filing of the Annual Report, and all other reports filed by MPU pursuant to the Exchange Act prior to the date hereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations there under.

“Shareholders Agreement” means the form of Shareholders Agreement in substantially the form attached hereto as Exhibit C.

“Subsidiary” of a specified Person means (a) any Person if securities having ordinary voting power (at the time in question and without regard to the happening of any contingency) to elect a majority of the directors, trustees, managers or other governing body of such Person are held or controlled by the specified Person or a Subsidiary of the specified Person; (b) any Person in which the specified Person and its subsidiaries collectively hold a fifty percent (50%) or greater equity interest; (c) any partnership or similar organization in which the specified Person or subsidiary of the specified Person is a general partner; or (d) any Person the management of which is directly or indirectly controlled by the specified Person and its Subsidiaries through the exercise of voting power, by contract or otherwise.

“Tax” means any U.S. or non U.S. federal, state, provincial, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, intangible property, recording, occupancy, sales, use, transfer, registration, value added minimum, estimated or other tax of any kind whatsoever, including any interest, additions to tax, penalties, fees, deficiencies, assessments, additions or other charges of any nature with respect thereto, whether disputed or not.

“Tax Return” means any return, declaration, report, claim for refund or credit or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Treasury Regulations” means regulations promulgated by the U.S. Treasury Department under the Code.

ARTICLE II

THE SHARE EXCHANGE

2.1 Purchase and Sale of Shares. At the Closing, subject to and upon the terms and conditions of this Agreement, the Shareholders shall sell, transfer, convey, assign and deliver to MPU, and MPU shall purchase, acquire and accept from the Shareholders, all of the FunVerse Shares set forth in Exhibit A, free and clear of all liens (other than potential restrictions on resale under applicable securities laws).

2.2 Consideration. At the Closing, subject to and upon the terms and conditions of this Agreement, in full payment for the FunVerse Shares, MPU shall issue and deliver to the Shareholders an aggregate of 1,500,000 shares of Common Stock, free and clear of all liens (other than potential restrictions on resale under applicable securities laws), which the Parties agreed is valued at $2,175,000, or $1.45 per share of Common Stock. Each Shareholder shall receive its pro rata share of MPU Shares per Exhibit A. Notwithstanding anything to the contrary contained herein, no fraction of an MPU Share will be issued by MPU by virtue of this Agreement or the transactions contemplated hereby, and each Shareholder who would otherwise be entitled to a fraction of an MPU Share shall receive such shares as rounded pursuant to Exhibit A.

2.3 Restriction on Transfer. The Exchange Shares may not be sold, transferred, or otherwise disposed of without registration under the Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Exchange Shares or any available exemption from registration under the Act, the Exchange Shares must be held indefinitely. The Parties are aware that the Exchange Shares may not be sold pursuant to Rule 144 promulgated under the Act unless all of the conditions of that Rule are met.

2.4 Restrictive Legend. All certificates representing the Exchange Shares shall contain an appropriate restrictive legend.

2.5 Closing. The closing of the transactions contemplated by this Agreement and the Collateral Documents (the “Closing”) shall take place remotely via the exchange of documents and signatures on a date (the “Closing Date”) when all conditions precedent set forth in ARTICLE VI and ARTICLE VII have been satisfied or waived.

2.6 Closing Deliverables. At the Closing, the following documents shall be exchanged between the Parties to effectuate the transaction hereunder:

(a) FunVerse shall provide to MPU an updated Register of Members of FunVerse and scanned copies of share certificates evidencing the acquisition of the FunVerse Shares by MPU; and

(b) MPU shall deliver to each Shareholder the MPU Shares obtained by such Shareholder in a book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of such Shareholder.

Original copies of the stock/share certificates shall be delivered to the respective Parties within ten (10) Business Days following the Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF MPU

MPU represents and warrants to the Shareholders that the statements contained in this ARTICLE III are correct and complete as of the date of this Agreement and, subject to the exceptions and qualifications specifically set forth or disclosed in writing in the disclosure schedule delivered by MPU to the Shareholders simultaneously herewith (the “MPU Disclosure Schedule”), will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ARTICLE III, except in the case of representations and warranties stated to be made as of the date of this Agreement or as of another date and except for changes contemplated or permitted by this Agreement).

3.1 Organization and Qualification. MPU is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. MPU has all requisite power and authority to own, lease and use its assets as they are currently owned, leased and used and to conduct its business as it is currently conducted. MPU is duly qualified or licensed to do business in and is in good standing in each jurisdiction in which the character of the properties owned, leased or used by it or the nature of the activities conducted by it make such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed would not have a Material Adverse Effect on MPU.

3.2 Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of MPU consists of 40,000,000 shares of Common Stock, of which 31,724,631 were issued and outstanding, and 5,000,000 shares of preferred stock, par value $0.001 per share, of which none are issued and outstanding. All of the outstanding Common Stock has been duly authorized and is validly issued, fully paid and non-assessable.

(b) Other than what has been described herein or in MPU’s public filings, there are no outstanding or authorized options, warrants, purchase rights, preemptive rights or other contracts or commitments that could require MPU to issue, sell, or otherwise cause to become outstanding any of its capital stock or other ownership interests (collectively “Options”).

3.3 Authority and Validity. MPU has all requisite corporate power to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement. The execution and delivery by MPU of, the performance by MPU of its obligations under, and the consummation by MPU of the transactions contemplated by, this Agreement have been duly authorized by all requisite action of MPU. This Agreement has been duly executed and delivered by MPU and is the legal, valid and binding obligation of MPU, enforceable against it in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general equitable principles. Upon the execution and delivery of the Collateral Documents by each that is required by this Agreement to execute, or that does execute, this Agreement or any of the Collateral Documents, and assuming due execution and delivery thereof by the Shareholders and FunVerse, the Collateral Documents will be the legal, valid and binding obligations of MPU, enforceable against MPU in accordance with their respective terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general equitable principles.

3.4 No Breach or Violation. Subject to obtaining the consents, approvals, authorizations, and orders of and making the registrations or filings with or giving notices to Regulatory Authorities and Persons identified herein, the execution, delivery and performance by MPU of this Agreement and the Collateral Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of MPU under, or result in the creation or imposition of any Encumbrance upon MPU or MPU Common Stock by reason of the terms of (i) the certificate of incorporation, bylaws or other charter or organizational document of MPU, or (ii) any material contract, agreement, lease, indenture or other instrument to which MPU is a party or by or to which MPU may be bound or subject and a violation of which would result in a Material Adverse Effect on MPU.

3.5 Consents and Approvals. No consent, approval, authorization or order of, registration or filing with, or notice to, any Regulatory Authority or any other Person is necessary to be obtained, made or given by MPU in connection with the execution, delivery and performance by MPU of this Agreement or any Collateral Document or for the consummation by MPU of the transactions contemplated hereby or thereby, except to the extent the failure to obtain any such consent, approval, authorization or order or to make any such registration or filing would not have a Material Adverse Effect on MPU.

3.6 MPU Shares Issuance. As of the Closing Date, the MPU Shares, upon issuance and delivery to the Shareholders against full payment therefor in accordance with the terms of this Agreement, will have been duly authorized, validly issued, fully paid, and non-assessable. These MPU Shares will be issued in accordance with applicable securities laws and MPU’s organizational documents, and will be free and clear of any liens, except as provided under applicable securities laws. The MPU Shares to be issued to the Shareholders are outlined in Exhibit A. There are no proxies, voting rights, shareholders’ agreements, or other agreements or understandings, to which MPU is a party or by which MPU is bound, that would affect the issuance of the MPU Shares to be issued under this Agreement, other than as permitted by applicable laws. Upon issuance and delivery of the MPU Shares to the Shareholders on the Closing Date in accordance with this Agreement, the Shareholders will acquire the entire legal and beneficial interest in these newly issued MPU Shares.

3.7 Delivery of SEC Documents; Business. MPU has made available to the Shareholders through the SEC’s EDGAR system, true and complete copies of the SEC Documents. MPU is engaged in all material respects only in the business described in the SEC Documents and the SEC Documents contain a complete and accurate description of the business of MPU in all material respects.

3.8 Compliance with Legal Requirements. MPU is in compliance with all applicable laws and the conduct of its business except for such noncompliance which would not reasonably be expected to have a Material Adverse Effect on MPU, and MPU has not received written notice alleging any violation of applicable law in any material respect by MPU.

3.9 Litigation. Except as noted in the SEC Documents, there are no Orders, actions, suits, complaints, proceedings, or investigations, whether judicial, administrative, or otherwise, pending or, to the knowledge of MPU, threatened, against or involving MPU, its officers, directors, managers, shareholders, properties, assets, or the MPU Business. Except as noted in the SEC Documents, there are no outstanding orders by any Governmental Authority against MPU or the MPU Business that could reasonably be expected to adversely affect MPU’s ability to fulfill its obligations under this Agreement and the Collateral Documents to which it is or is required to be a party. Furthermore, except as noted in the SEC Documents, there are no litigation matters that, if adversely determined, would have a Material Adverse Effect on MPU.

3.10 Taxes. MPU has duly and timely filed in proper form all Tax Returns for all Taxes required to be filed with the appropriate Regulatory Authority, and has paid all taxes required to be paid in respect thereof except where such failure would not have a Material Adverse Effect on MPU, except where, if not filed or paid, the exception(s) have been documented by MPU to the Shareholders.

3.11 Brokers or Finders. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by MPU and/or its Affiliates/Representatives in connection with the transactions contemplated by this Agreement, and neither MPU, nor any of its Affiliates/Representatives have incurred any obligation to pay any brokerage or finder’s fee or other commission in connection with the transactions contemplated by this Agreement.

3.12 Disclosure of Share Issuance Terms and Investment Information. Assuming the accuracy of the representations and warranties of the Shareholders, MPU has fully advised the Shareholders that the MPU Shares: (i) are being issued in reliance upon one or more exemptions from the registration requirements of the Securities Act and any applicable state securities laws; and (ii) have not been and shall not be registered under the Securities Act or any applicable state securities laws, and as a result, must be held indefinitely and cannot be resold unless such MPU Shares are registered under the Securities Act and all applicable state securities laws, or unless exemptions from such registration are available.

3.13 Disclosure. No representation or warranty of MPU in this Agreement or in the Collateral Documents and no statement in any certificate furnished or to be furnished by MPU pursuant to this Agreement contained, contains or will contain on the date such agreement or certificate was or is delivered, or on the Closing Date, any untrue statement of a material fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Each Shareholder, severally and not jointly, represents and warrants to MPU that the statements contained in this ARTICLE IV are correct and complete as of the date of this Agreement and, subject to the exceptions and qualifications specifically set forth or disclosed in writing in the disclosure schedule delivered by a Shareholder to MPU simultaneously herewith (the “Shareholder Disclosure Schedule”), will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ARTICLE IV, except in the case of representations and warranties stated to be made as of the date of this Agreement or as of another date and except for changes contemplated or permitted by the Agreement).

4.1 Organization and Standing. Each Shareholder, if not an individual person, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

4.2 Authorization; Binding Agreement. Each Shareholder has all requisite power, authority and legal right and capacity to execute and deliver this Agreement and each Collateral Document to which it is a party, to perform such Shareholder’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Collateral Document to which a Shareholder is or is required to be a party has been or shall be when delivered, duly and validly executed and delivered by such Shareholder and assuming the due authorization, execution and delivery of this Agreement and any such Collateral Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

4.3 Ownership. Shareholders own good, valid and marketable title to the FunVerse Shares, free and clear of any and all liens (other than those imposed by applicable securities laws or FunVerse’s organizational documents), with each Shareholder owning the FunVerse Shares set forth on Exhibit A. There are no proxies, voting rights, shareholders’ agreements or other agreements or understandings, to which a Shareholder is a party or by which a Shareholder is bound, with respect to the voting or transfer of any of such Shareholder’s FunVerse Shares other than this Agreement and as permitted by applicable laws. Upon delivery of the FunVerse Shares to MPU on the Closing Date in accordance with this Agreement, the entire legal and beneficial interest in the FunVerse Shares and good, valid and marketable title to the FunVerse Shares, free and clear of all liens (other than those imposed by applicable securities laws), will pass to MPU.

4.4 Governmental Approvals. No consent of or with any Governmental Authority on the part of any Shareholder is required to be obtained or made in connection with the execution, delivery or performance by such Shareholder of this Agreement or any Collateral Documents or the consummation by a Shareholder of the transactions contemplated hereby or thereby other than such filings as expressly contemplated by this Agreement.

4.5 Non-Contravention. The execution and delivery by each Shareholder of this Agreement and each Collateral Document to which it is a party or otherwise bound and the consummation by such Shareholder of the transactions contemplated hereby and thereby, and compliance by each Shareholder with any of the provisions hereof and thereof, will not, (a) conflict with or violate any provision of any Shareholder’s organizational documents, if any, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 1.1 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to any Shareholder or any of its properties or assets or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by any Shareholder under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Encumbrance upon any of the properties or assets of any Shareholder under, (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any contract to which a Shareholder is a party or a Shareholder or its properties or assets are otherwise bound, except for any deviations from any of the foregoing clauses (a), (b) or (c) that has not had and would not reasonably be expected to have a Material Adverse Effect on any Shareholder.

4.6 No Litigation. There is no action, suit, complaint, proceeding or investigation, judicial, administrative or otherwise, pending or, to the knowledge of such Shareholder, threatened, nor any Order is outstanding, against or involving any Shareholder or any of its officers, directors, managers, shareholders, properties, assets or businesses, whether at law or in equity, before or by any Governmental Authority, which would reasonably be expected to adversely affect the ability of such Shareholder to consummate the transactions contemplated by, and discharge its obligations under, this Agreement and the Collateral Documents to which such Shareholder is or is required to be a party.

4.7 Investment Representations. Each Shareholder: (a) is either (i) an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act or (ii) not a “U.S. person” as that term is defined pursuant to Regulation S under the Securities Act; (b) is acquiring its portion of the Exchange Shares for itself for investment purposes only, and not with a view towards any resale or distribution of such Exchange Shares; (c) has been advised and understands that the Exchange Shares (i) are being issued in reliance upon one or more exemptions from the registration requirements of the Securities Act and any applicable state securities laws, and (ii) have not been and shall not be registered under the Securities Act or any applicable state securities laws and, therefore, must be held indefinitely and cannot be resold unless such Exchange Shares are registered under the Securities Act and all applicable state securities laws, unless exemptions from registration are available; (d) is aware that an investment in MPU is a speculative investment and is subject to the risk of complete loss; and (e) acknowledges that MPU is under no obligation hereunder to register the Exchange Shares under the Securities Act. No Shareholder has any contract with any Person to sell, transfer, or grant participations to such Person, or to any third Person, with respect to the Exchange Shares. By reason of such Shareholder’s business or financial experience, or by reason of the business or financial experience of such Shareholder’s “purchaser representatives” (as that term is defined in Rule 501(h) under the Securities Act), each Shareholder is capable of evaluating the risks and merits of an investment in MPU and of protecting its interests in connection with this investment. Each Shareholder has carefully read and understands all materials provided by or on behalf of MPU or its Representatives to such Shareholder or such Shareholder’s Representatives pertaining to an investment in MPU and has consulted, as such Shareholder has deemed advisable, with its own attorneys, accountants or investment advisors with respect to the investment contemplated hereby and its suitability for such Shareholder. Each Shareholder acknowledges that the Exchange Shares are subject to dilution for events not under the control of such Shareholder. Each Shareholder has completed its independent inquiry and has relied fully upon the advice of its own legal counsel, accountant, financial and other Representatives in determining the legal, tax, financial and other consequences of this Agreement and the transactions contemplated hereby and the suitability of this Agreement and the transactions contemplated hereby for such Shareholder and its particular circumstances, and, except as set forth herein, has not relied upon any representations or advice by MPU or its Representatives. Each Shareholder acknowledges and agrees that, except as set forth in the Shareholder Disclosure Schedules (including the related portions of the MPU Disclosure Schedules), no representations or warranties have been made by MPU or any of its Representatives, and that such Shareholder has not been guaranteed or represented to by any Person, (i) any specific amount or the event of the distribution of any cash, property or other interest in MPU or (ii) the profitability or value of the Exchange Shares in any manner whatsoever. Each Shareholder: (A) has been represented by independent counsel (or has had the opportunity to consult with independent counsel and has declined to do so); (B) has had the full right and opportunity to consult with such Shareholder’s attorneys and other advisors and has availed itself of this right and opportunity; (C) has carefully read and fully understands this Agreement in its entirety and has had it fully explained to it or him by such counsel; (D) is fully aware of the contents hereof and the meaning, intent and legal effect thereof; and (E) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence

4.8 Finders and Brokers. No Shareholder, nor any of their respective Representatives on their behalf, has employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions, finders’ fees or similar fees in connection with the transactions contemplated by this Agreement.

4.9 Independent Investigation. Each Shareholder has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of MPU, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, SEC Documents, and other documents and data of MPU for such purpose. Each Shareholder acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of MPU set forth in this Agreement (including the related portions of the MPU Disclosure Schedules) and in any certificate delivered to such Shareholder pursuant hereto; and (b) neither MPU nor any of its Representatives have made any representation or warranty as to MPU or this Agreement, except as expressly set forth in this Agreement (including the related portions of the MPU Disclosure Schedules) or in any certificate delivered to such Shareholder pursuant hereto.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF FUNVERSE AND THE KEY HOLDER

FunVerse and the Key Holder, jointly and severely, represent and warrant to MPU that the statements contained in this ARTICLE V are correct and complete as of the date of this Agreement and, subject to the exceptions and qualifications specifically set forth or disclosed in writing in the disclosure schedule delivered by FunVerse to MPU simultaneously herewith (the “FunVerse Disclosure Schedule”), will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ARTICLE V, except in the case of representations and warranties stated to be made as of the date of this Agreement or as of another date and except for changes contemplated or permitted by the Agreement).

5.1 Organization and Qualification. FunVerse is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of the Subsidiaries of FunVerse is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. FunVerse and each of its Subsidiaries have all requisite power and authority to own, lease and operate their respective properties and assets and to carry on their respective businesses as they are now being conducted. FunVerse and each of its Subsidiaries are in good standing and are duly qualified as foreign entities to transact business in each jurisdiction in which the nature of property owned or leased by them or the conduct of their respective businesses requires them to be so qualified, except, in the case where the failure to be so qualified or in good standing, individually or in the aggregate with such other failures, would not reasonably be expected to result in a Material Adverse Effect. Yuder PTE. LTD. (“Yuder”) is or will be FunVerse’s Subsidiary. Except for Yuder, FunVerse does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity.

5.2 Capitalization.

(a) FunVerse is authorized to issue 200,000,000 ordinary shares, par value $0.0001. Prior to the Closing, 85,625,000 shares of the issued and outstanding ordinary shares of FunVerse are owned by the Shareholders. All 85,625,000 ordinary shares of FunVerse are duly issued and outstanding, and have been duly authorized, validly issued and outstanding and fully paid and non-assessable, which shares are exchanged hereby, as above provided.

(b) Except for this Agreement, there are no outstanding or authorized options, warrants, purchase rights, preemptive rights or other contracts or commitments that could require FunVerse or any of its Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its capital stock or other ownership interests.

(c) All of the issued and outstanding shares of FunVerse capital stock have been duly authorized and are validly issued and outstanding, fully paid and non-assessable (with respect to Subsidiaries that are corporations) and have been issued in compliance with applicable securities laws and other applicable Legal Requirements.

5.3 Authority and Validity. FunVerse has all requisite power to execute and deliver to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Collateral Documents. The execution and delivery by FunVerse and the performance by FunVerse of its obligations under, and the consummation by FunVerse of the transactions contemplated by, this Agreement and the Collateral Documents have been duly authorized by all requisite action of FunVerse. This Agreement has been duly executed and delivered (assuming due execution and delivery by the Shareholders and MPU) is the legal, valid and binding obligation of FunVerse, enforceable in accordance with its terms except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general equitable principles. Upon the execution and delivery by FunVerse of the Collateral Documents to which they are a party, and assuming due execution and delivery thereof by the other parties thereto, the Collateral Documents will be the legal, valid and binding obligations, enforceable in accordance with their respective terms except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general equitable principles.

5.4 No Breach or Violation. Subject to obtaining the consents, approvals, authorizations, and orders of and making the registrations or filings with or giving notices to Regulatory Authorities and Persons identified herein, the execution, delivery and performance by FunVerse of this Agreement and the Collateral Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of the Shareholders under, or result in the creation or imposition of any Encumbrance upon the property of FunVerse by reason of the terms of (i) the articles of incorporation, bylaws or other charter or organizational document of FunVerse, (ii) any contract, agreement, lease, indenture or other instrument to which FunVerse is a party or by or to which FunVerse or its property may be bound or subject and a violation of which would result in a Material Adverse Effect on FunVerse taken as a whole, (iii) any order, judgment, injunction, award or decree of any arbitrator or Regulatory Authority or any statute, law, rule or regulation applicable to FunVerse or (iv) any Permit of FunVerse or its Subsidiary, which in the case of (ii), (iii) or (iv) above would have a Material Adverse Effect on FunVerse.

5.5 Consents and Approvals. Except for requirements under applicable United States or state securities laws, no consent, approval, authorization or order of, registration or filing with, or notice to, any Regulatory Authority or any other Person is necessary to be obtained, made or given by the Shareholders in connection with the execution, delivery and performance by them of this Agreement or any Collateral Documents or for the consummation by them of the transactions contemplated hereby or thereby, except to the extent the failure to obtain such consent, approval, authorization or order or to make such registration or filings or to give such notice would not have a Material Adverse Effect on FunVerse.

5.6 Compliance with Legal Requirements. FunVerse’s business has operated in compliance with all material Legal Requirements including, without limitation, the Securities Act applicable to FunVerse, except to the extent the failure to operate in compliance with all material Legal Requirements, would not have a Material Adverse Effect on FunVerse.

5.7 Litigation. There are no Orders outstanding against or otherwise affecting or related to FunVerse or its Subsidiaries, or the business or assets; and there is no action, suit, complaint, proceeding or investigation, judicial, administrative or otherwise, that is pending or, to the knowledge of current management of FunVerse, threatened against FunVerse or its Subsidiaries that has not been disclosed and if adversely determined, would have a Material Adverse Effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents.

5.8 Ordinary Course. Since the date of its most recent balance sheet, there has not been any occurrence, event, incident, action, failure to act or transaction involving FunVerse or its Subsidiaries, which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on FunVerse or its Subsidiaries.

5.9 Assets and Liabilities. As of the date of this Agreement, neither FunVerse nor any of its Subsidiaries has any assets or liabilities, except for the (i) liabilities disclosed in the balance sheet disclosed to MPU through the date hereof; (ii) the assets required for the ordinary course of business of FunVerse and its Subsidiaries; and (iii) as described in Schedule 5.9, attached hereto.

5.10 Taxes. FunVerse, and any Subsidiaries, have duly and timely filed in proper form all Tax Returns for all Taxes required to be filed with the appropriate Governmental Authority, except where such failure to file would not have a Material Adverse Effect on FunVerse or any of its Subsidiaries.

5.11 Books and Records. The books and records of FunVerse and any Subsidiaries, albeit limited due to their newly established status, accurately represent their initial activities in all material respects. All accounts receivable and inventory of FunVerse and its Subsidiaries will be reflected properly on such books and records in all material respects.

5.12 Financial and Other Information.

(a) Financial statements of FunVerse and any Subsidiaries will be prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto), and present fairly the financial condition of FunVerse and its results of operations as of the dates and for the periods indicated, subject in the case of the unaudited financial statements only to normal year-end adjustments (none of which will be material in amount) and the omission of footnotes.

(b) To the knowledge of current management, FunVerse’s financials do not contain (directly or by incorporation by reference) any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (or incorporated therein by reference), in light of the circumstances under which they were or will be made, not misleading.

5.13 Brokers or Finders. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by FunVerse and/or its Affiliates/Representatives in connection with the transactions contemplated by this Agreement, and neither FunVerse, nor any of its Affiliates/Representatives, have incurred any obligation to pay any brokerage or finder’s fee or other commission in connection with the transactions contemplated by this Agreement.

5.14 Disclosure. No representation or warranty of FunVerse in this Agreement or in the Collateral Documents and no statement in any certificate furnished or to be furnished by FunVerse pursuant to this Agreement contained, contains or will contain on the date such agreement or certificate was or is delivered, or on the Closing Date, any untrue statement of a material fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

5.15 Conduct of Business. Prior to the Closing Date, FunVerse and its Subsidiaries shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of MPU, except in the regular course of business. Except as otherwise provided herein, FunVerse shall not amend its Articles and Memorandum of Association, declare dividends, redeem or sell stock or other securities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any material balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount or enter into any other transaction other than in the regular course of business.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF

FUNVERSE AND THE SHAREHOLDERS

All obligations of FunVerse and the Shareholders under this Agreement shall be subject to the fulfillment at or prior to the Closing of each of the following conditions, it being understood that the FunVerse may, in its sole discretion, to the extent permitted by applicable Legal Requirements, waive any or all of such conditions in whole or in part.

6.1 Accuracy of Representations. All representations and warranties of MPU contained in this Agreement, the Collateral Documents and any certificate delivered by MPU at or prior to the Closing shall be, if specifically qualified by materiality, true in all respects and, if not so qualified, shall be true in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for representations and warranties expressly stated to be made as of the date of this Agreement or as of another date other than the Closing Date and except for changes contemplated or permitted by this Agreement.

6.2 Covenants. MPU shall, in all material respects, have performed and complied with each of the covenants, obligations and agreements contained in this Agreement and the Collateral Documents that are to be performed or complied with by them at or prior to Closing.

6.3 Consents and Approvals. MPU shall have obtained or made, as applicable, all consents, approvals, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Regulatory Authority or Person as provided herein.

6.4 Shareholders Agreement. The Parties have signed the Shareholders Agreement on the date of this Agreement, which agreement shall not have been modified or terminated prior to the Closing Date and shall remain in full force and effect.

6.5 No Material Adverse Change. Since the date hereof, there shall have been no material adverse change in MPU Business or the financial condition or operations of MPU, taken as a whole.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF MPU

All obligations of MPU under this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions, it being understood that MPU may, in its sole discretion, to the extent permitted by applicable Legal Requirements, waive any or all of such conditions in whole or in part.

7.1 Accuracy of Representations. All representations and warranties of the Shareholders and FunVerse contained in this Agreement and the Collateral Documents and any other document, instrument or certificate delivered by the Shareholders at or prior to the Closing shall be, if specifically qualified by materiality, true and correct in all respects and, if not so qualified, shall be true and correct in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for representations and warranties expressly stated to be made as of the date of this Agreement or as of another date other than the Closing Date and except for changes contemplated or permitted by this Agreement.

7.2 Covenants. The Shareholders and FunVerse shall, in all material respects, have performed and complied with each obligation, agreement, covenant and condition contained in this Agreement and the Collateral Documents and required by this Agreement and the Collateral Documents to be performed or complied with by the Shareholders and FunVerse at or prior to the Closing.

7.3 Consents and Approvals. FunVerse shall have obtained or made, as applicable, all consents, approvals, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Regulatory Authority or Person as provided herein.

7.4 Shareholders Agreement. The Parties have signed the Shareholders Agreement on the date of this Agreement, which agreement shall not have been modified or terminated prior to the Closing Date and shall remain in full force and effect.

7.5 Non-Competition. Each Key Employee has signed the Non-Competition Agreement on the date of this Agreement, which agreement shall not have been modified or terminated prior to the Closing Date and shall remain in full force and effect.

7.6 Appointment of Directors. FunVerse shall fix the number of its directors at three (3). Zhenjun CAO, Yucheng HU and Qin WANG shall have been appointed to FunVerse’s board of directors, effective as of the Closing.

7.7 No Material Adverse Change. There shall have been no material adverse change in the business, financial condition or operations of FunVerse and its Subsidiaries taken as a whole.

7.8 No Litigation. No action, suit or proceeding shall be pending or threatened by or before any Regulatory Authority and no Legal Requirement shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement and the Collateral Documents that would: (i) prevent consummation of any of the transactions contemplated by this Agreement and the Collateral Documents; (ii) cause any of the transactions contemplated by this Agreement and the Collateral Documents to be rescinded following consummation; or (iii) have a Material Adverse Effect on FunVerse.

ARTICLE VIII

ADDITIONAL COVENANTS

8.1 Audited Financial Information. So long as MPU beneficially owns a majority of the voting rights of FunVerse, FunVerse shall deliver to MPU (a) within sixty (60) days after the end of each fiscal year of FunVerse, the annual audited financial statements of FunVerse certified by a PCAOB independent public accountant of recognized standing, and (b) within thirty (30) days after the end of each quarter, FunVerse’s unaudited but reviewed financial statements. Notwithstanding anything to the contrary in this Agreement, FunVerse consents to the disclosure of such financial information by MPU as reasonably necessary to comply with the MPU’s accounting and disclosure requirements. Further, if at any time MPU or its independent auditor determines that applicable auditing standards require that FunVerse be included within the scope of such auditor’s audit procedures with respect to its audit of MPU and its Affiliates, FunVerse shall, at MPU’s sole expense, reasonably cooperate in a timely fashion with reasonable requests to facilitate any such audit procedures.

8.2 Transfer Restrictions; Legends. Each Shareholder understands that (i) the MPU Shares have not been registered under the Securities Act; (ii) the Securities are being offered and sold pursuant to an exemption from registration, based in part upon MPU’s reliance upon the statements and representations made by each of the Shareholders, that the MPU Shares must be held by the Shareholders indefinitely, and that the Shareholders must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; and (iii) each book entry for the MPU Shares shall contain a notation, and each certificate (if any) evidencing the MPU Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

8.3 Use of Zoo Capital’s Name or Logo. Without the prior written Consent of Zoo Capital, and whether or not Zoo Capital is the shareholder of FunVerse, FunVerse and its Affiliates (including the stockholders of FunVerse (other than Zoo Capital)) shall not use, publish or reproduce the names “万物资本” or “Zoo Capital” or any similar name, trademark or logo in any publication, documents or materials, including without limitation, press releases and marketing materials; except that no prior consent shall be required if such disclosure is mandated by the Securities Act or relevant Law concerning public disclosure requirements, in which case the disclosing Party shall provide Zoo Capital with prior written notice of no less than three (3) calendar days, of such public statement, filing or other communication, detailing the specific manner of the intended disclosure and shall incorporate into such public statement, filing or other communication the reasonable comments of the Zoo Capital. Any such disclosure shall be made only to the extent necessary, reasonable, and limited to the minimum extent required by such relevant Laws.

ARTICLE IX

TERMINATION

9.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing:

(a) by mutual written agreement of a majority of the Shareholders and MPU hereto duly authorized by action taken by or on behalf of the respective Boards of Directors; or

(b) by either MPU or a majority of the Shareholders upon notification to the non-terminating party by the terminating party:

(i) if the terminating party is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement on the part of the non-terminating party set forth in this Agreement such that the conditions will not be satisfied; or

(ii) if any court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have issued an order making illegal or otherwise permanently restricting, preventing or otherwise prohibiting the Share Exchange and such order shall have become final.

9.2 Effect of Termination. If this Agreement is validly terminated by either MPU or the Shareholders pursuant to Section 9.1, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of the Parties hereto, except that nothing contained herein shall relieve any Party hereto from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement.

ARTICLE X

MISCELLANEOUS

10.1 Parties Obligated and Benefited. This Agreement shall be binding upon the Parties and their respective successors by operation of law and shall inure solely to the benefit of the Parties and their respective successors by operation of law, and no other Person shall be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other Party, no Party may assign this Agreement or the Collateral Documents or any of its rights or interests or delegate any of its duties under this Agreement or the Collateral Documents.

10.2 Publicity. The initial press release, if any, shall be a joint press release and thereafter MPU and the Shareholders each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Share Exchange and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Regulatory Authorities (including any national securities inter dealer quotation service) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities inter dealer quotation service.

10.3 Notices. Any notices and other communications required or permitted hereunder shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one or the other means specified in this Section 10.3 as promptly as practicable thereafter). Notices shall be addressed as follows:

If to the Key Holder:	Amto Holding Limited *** Attn: HE Ying (何瑛) Email: ***

If to Xuyanze:	Hongkong Xingnengyongsheng Technology Co., Limited (香港星能永勝科技有限公司) *** Attn: ZHANG Han (章寒) Email: ***

If to Zoo Capital:	Zoo Capital (Cayman) Limited I *** Attn: GAO Fapu (高法璞) Email: ***

If to Moonton:	Moonton Holdings Limited *** Attn: WANG Qingyan (王庆延) Email: ***

If to FunVerse:	FunVerse Holding Limited *** Attn: HE Ying (何瑛)
Email: ***

If to MPU:	Mega Matrix Corp. 3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA 94306 Attn: Chief Financial Officer Email: ***

Any Party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section 10.3.

10.4 Headings. The Article and Section headings of this Agreement are for convenience only and shall not constitute a part of this Agreement or in any way affect the meaning or interpretation thereof.

10.5 Choice of Law. This Agreement and the rights of the Parties under it shall be governed by and construed in all respects in accordance with the laws of State of Delaware, without giving effect to any choice of law provision or rule.

10.6 Dispute Resolution. In the event of any dispute, controversy, or claim arising out of or relating to this Agreement, including its interpretation, validity, breach, or termination, the Parties agree to submit the matter exclusively to confidential and binding arbitration to be administered by the Judicial Arbitration and Mediation Service (“JAMS”) in accordance with its Commercial Arbitration Rules. The arbitration shall be conducted by three arbitrators and shall be held in New York, NY in the English language. The decision of the arbitration panel shall be final and binding upon the Parties, and the costs of arbitration shall be borne by the losing party unless otherwise determined by the arbitrators. This clause shall not preclude the Parties from seeking interim injunctive relief from a court of competent jurisdiction.

10.7 Attorneys’ Fees. In the event of any action or suit based upon or arising out of any alleged breach by any Party of any representation, warranty, covenant or agreement contained in this Agreement or the Collateral Documents, the prevailing Party shall be entitled to recover reasonable attorneys’ fees and other costs of such action or suit from the other Party.

10.8 Rights Cumulative. All rights and remedies of each of the Parties under this Agreement shall be cumulative, and the exercise of one or more rights or remedies shall not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

10.9 Further Actions. The Parties shall execute and deliver to each other, from time to time at or after the Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

10.10 Time of the Essence. Time is of the essence under this Agreement. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act shall be extended to the next succeeding Business Day.

10.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.12 Entire Agreement. This Agreement (including the Exhibits, disclosures made by the Parties) contains the entire agreement of the Parties.

10.13 Survival of Representations and Covenants. Each representation, warranty, covenant and agreement of the Parties contained herein shall survive the execution and delivery of this Agreement and the Closing and shall thereafter terminate and expire on the first anniversary of the Closing Date unless, prior to such date, a Party has delivered a written notice of a claim with respect to such representation, warranty, covenant or agreement to the other Parties.

10.14 Obligations of Shareholders. The Parties acknowledge that the representations, warranties, covenants, agreements and obligations of each Shareholder under this Agreement, including each Shareholder’s obligation to sell its portion of the Exchange Shares and consummate the Closing, shall be several and not joint.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

MPU:

Mega Matrix Corp.

By:	/s/ Yucheng Hu
Name:	Yucheng Hu
Title:	Chief Executive Officer

FunVerse - Signature Page to Share Exchange Agreement

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

FUNVERSE:

FunVerse Holding Limited

By:	/s/ illegible
Name:
Title:	Director

FunVerse - Signature Page to Share Exchange Agreement

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

SHAREHOLDERS

Amto Holding Limited

By:	/s/ illegible
Name:
Title:	Director

FunVerse - Signature Page to Share Exchange Agreement

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

SHAREHOLDERS

Hongkong Xingnengyongsheng Technology Co., Ltd. (香港星能永勝科技有限公司)

By:	/s/ illegible [Seal]
Name:
Title:	Director

FunVerse - Signature Page to Share Exchange Agreement

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

SHAREHOLDERS

Zoo Capital (Cayman) Limited I

By:	/s/ illegible
Name:	Masceline Chinongoza
Title:	Director

FunVerse - Signature Page to Share Exchange Agreement

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

SHAREHOLDERS

Moonton Holdings Limited

By:	/s/ illegible
Name:
Title:	Director

FunVerse - Signature Page to Share Exchange Agreement

EXHIBIT A

SHARE EXCHANGE

EXHIBIT B

NON-COMPETITION AGREEMENT

EXHIBIT C

SHAREHOLDERS AGREEMENT